EXHIBIT 10.08
                                                                  FORM 10-Q
                                           QUARTER ENDED SEPTEMBER 30, 2001



                                AGREEMENT

This Agreement effective July 25, 2001 is between Willard R. Hildebrand ("Hildebrand") and Bucyrus International, Inc. ("Bucyrus")

In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. During the term of this Agreement, Hildebrand agrees to perform certain consulting services for Bucyrus, including assisting in certain litigation involving Bucyrus. Such consulting services shall be performed at mutually convenient and reasonable time and places in the United States as agreed to by Hildebrand and Bucyrus.

2. Bucyrus shall pay Hildebrand $1,500.00 per day for the consulting services to be performed by Hildebrand.

3. In addition to the payment under paragraph 2 above, Bucyrus shall reimburse Hildebrand for reasonable out of pocket travel and other expenses incurred at Bucyrus' direction and on Bucyrus' behalf.

4. The consulting fees and expenses shall be paid and reimbursed on a monthly basis against time and expense statements submitted by Hildebrand and approved by T. W. Sullivan.

5. This Agreement shall commence as of the date set forth above and shall continue for a term of twelve (12) months. Notwithstanding the foregoing, either party may terminate this Agreement upon not less than thirty (30) days prior written notice.

6. This Agreement may not be assigned by Hildebrand without the prior written consent of Bucyrus.

7. Hildebrand's relationship with Bucyrus under this Agreement is that of an independent contractor.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


BUCYRUS INTERNATIONAL, INC.


/s/T. W. Sullivan                       /s/W. R. Hildebrand
T. W. Sullivan                          Willard R. Hildebrand
President